Exhibit 10.1

AMENDMENT TO LICENSE AGREEMENT

This is an Amendment to the License Agreement dated July 13, 2012 by and between Global Cancer Diagnostics Inc., an Arizona corporation ("GCDx") and Radient Pharmaceuticals Corporation, a Delaware corporation ("RXPC"). This Amendment shall be effective as of September 14, 2012 is; and,

Whereas, GCDx wishes to amend the above referenced License Agreement, and

Whereas, RXPC also wishes to amend the above referenced License Agreement

The License Agreement dated July 13, 2012 is hereby amended solely in Section 3 below.

3. License Fee

The License Fee for the Licensed Products includes the following:

3. 1 GCDx will pay a License Fee of Two Hundred and Eighty Thousand Dollars ($280,000) to RXPC immediately upon receipt of it funding in the amount of Two Million dollars, or on or before October 1, 2012. As of the date of this amendment, GCDx has paid a total of US$6,000 towards this licensing fee.

All other components and sections of the License Agreement remain in full force unchanged.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

Global Cancer Diagnostics Inc., an Arizona Corp.

/s/ William Gartner
Name: William Gartner
CEO

RADIENT PHARMACEUTICALS CORP., A Delaware Corporation

/s/ Douglas C. MacLellan

Name: Douglas C. MacLellan

CEO